PAXAR CORPORATION
LIMITED POWER OF ATTORNEY
FOR
SECTION 16 REPORTING
OBLIGATIONS
OF ANTHONY COLATRELLA

Know all by these presents, that
the undersigned hereby makes, constitutes and appoints each of Robert S. Stone, with offices at Paxar Corporation, 105 Corporate Park Drive, White Plains NY 10604, and Eric Honick, with offices at 605 Third Avenue, New York 10158, each acting individually, with full power of substitution, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)    prepare, execute, acknowledge,
sign, deliver and file, whether in printed, electronic or other accepted format, Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Paxar Corporation, a New York corporation (the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)    seek or obtain, as the undersigneds
representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees; and, further, the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(3)    perform any and all other acts
that, in the discretion of such attorney-in-fact, are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)    this Power
of Attorney authorizes, but does not require, each such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)    any
documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

(3)    neither the
Company nor any of such attorneys-in-fact assumes (i) any liability for the undersigneds responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

The undersigned hereby gives and
grants each of the attorneys-in-fact named above, each acting individually, full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power
of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of July, 2005.




Signature
/s/ Anthony S. Colatrella




STATE OF NEW YORK    )
			  ) SS:

COUNTY OF WESTCHESTER)

    On this 18th day of July, 2005, Anthony
Colatrella personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

IN
WITNESS WHEREOF, I have hereunto set my hand and official seal.




/s/ John P. Jordan
John P. Jordan

John P. Jordan
Notary Public,
State of New York
No. 01JO5080237
Qualified in Westchester County

Commission Expires June 16, 2007